Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

Exhibits 5.1 and 23.2

April 14, 2025

Paychex, Inc.
911 Panorama Trail South
Rochester, New York 14625-2396

Ladies and Gentlemen:

Paychex, Inc., a Delaware corporation (the “Company”) is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 704,240 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, issuable pursuant to the Paychex, Inc. 2002 Stock Incentive Plan (the “Plan”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, we advise you that, in our opinion, the Shares have been duly authorized and, when and to the extent issued pursuant to the Plan upon receipt by the Company of the consideration for the Shares specified therein, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP